As filed with the Securities and Exchange Commission on July 24, 1997
                                                               File No. 811-7218





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [X]

                               AMENDMENT NO. 5          [X]

                           CALIFORNIA LIMITED MATURITY
                              MUNICIPALS PORTFOLIO
                              --------------------
        (formerly called California Limited Maturity Tax Free Portfolio)
               (Exact Name of Registrant as Specified in Charter)


                                24 Federal Street
                           Boston, Massachusetts 02110
                           ---------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
              (Registrant's Telephone Number, including Area Code)


                                 Alan R. Dynner
                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
                     (Name and Address of Agent for Service)

         Throughout this Registration Statement, information concerning California Limited Maturity Municipals Portfolio (the "Portfolio") is incorporated by reference from Amendment No. 38 to the Registration Statement of Eaton Vance Investment Trust (File No. 33-1121 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on July 23, 1997 (Accession No. 0000950156-97-000582). The Amendment contains the prospectus and statement of additional information ("SAI") of EV Marathon California Limited Maturity Municipals Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.

                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

         The Portfolio is a non-diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on May 1, 1992. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of interests in the Portfolio. The Portfolio cannot assure achievement of its investment objective.

         Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "The Funds' Investment Objectives" and "Investment Policies and Risks" in the Feeder Fund prospectus.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO

         Registrant   incorporates  by  reference  information   concerning  the
Portfolio's management from "Management of the Funds and the Portfolios" in the Feeder Fund prospectus.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         Registrant incorporates by reference information concerning interests in the Portfolio from "Organization of the Funds and the Portfolios" in the Feeder Fund prospectus and "Other Information" in Part I of the Feeder Fund SAI. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable by the Portfolio, except as described under "Organization of the Funds and the Portfolios" in the Feeder Fund prospectus.

         As of June 30, 1997, the Feeder Fund controlled the Portfolio by virtue of owning approximately 94% of the outstanding voting interests in the Portfolio.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently 4:00 p.m., New York time) (the "Portfolio Valuation Time").


         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.


         The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net taxable (if any) and tax-exempt investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.


         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which instruments are intended to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

         It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code will be able to satisfy the requirements for such qualification.

ITEM 7.  PURCHASE OF INTERESTS IN THE PORTFOLIO

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Fund Shares" in the Feeder Fund prospectus. For further information, see Item 19 of Part B.

         There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"). EVD receives no compensation for serving as the placement agent for the Portfolio.

ITEM 8.  REDEMPTION OR DECREASE OF INTEREST

         An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "Commission") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940 (the "1940 Act"), if an emergency exists, or during any other period permitted by order of the Commission for the protection of investors.


ITEM 9.  PENDING LEGAL PROCEEDINGS

         Not applicable.

                                     PART B



ITEM 10.  COVER PAGE

         Not applicable.

ITEM 11.  TABLE OF CONTENTS

                                                                            Page
General Information and History .............................................B-1
Investment Objectives and Policies ..........................................B-1
Management of the Portfolio .................................................B-1
Control Persons and Principal Holder of Securities ..........................B-2
Investment Advisory and Other Services ......................................B-2
Brokerage Allocation and Other Practices ....................................B-2
Capital Stock and Other Securities ..........................................B-2
Purchase, Redemption and Pricing of Securities ..............................B-4
Tax Status ..................................................................B-4
Underwriters ................................................................B-7
Calculation of Performance Data .............................................B-7
Financial Statements ........................................................B-7

ITEM 12.  GENERAL INFORMATION AND HISTORY

     Effective December 15, 1995, the Portfolio's name was changed from "California Limited Maturity Tax Free Portfolio" to "California Limited Maturity Municipals Portfolio."

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES

     Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part
A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information about Investment Policies" and "Investment Restrictions" in Part I of the Feeder Fund SAI. The Portfolio's portfolio turnover rates for the fiscal years ended March 31, 1997 and 1996 were 57% and 36%, respectively.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO

     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Trustees and Officers" in Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of July 1, 1997, the Feeder Fund and EV Traditional California Limited Maturity Municipals Fund (the "Traditional Fund"), each a series of Eaton Vance Investment Trust, owned approximately 94% and 6%, respectively, of the value of the outstanding interests in the Portfolio. Because the Feeder Fund controls the Portfolio, it may take actions without the approval of any other investor. The Feeder Fund and the Traditional Fund have each informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. Eaton Vance Investment Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The address of the Feeder Fund and the Traditional Fund is 24 Federal Street, Boston, MA 02110.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

         Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from "Investment Adviser and Administrator," "Custodian" and "Independent Certified Public Accountants" in Part I of the Feeder Fund SAI and from "Fees and Expenses" in Part II of the Feeder Fund SAI.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in
Part I of the Feeder Fund SAI and from "Fees and Expenses" in Part II of the Feeder Fund SAI.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

         Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

         The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

         The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

         In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

         The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

         The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES

         Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.

ITEM 20.  TAX STATUS

         The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits.

         Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a RIC, the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b), 852(b)(5), 853(a) and 854 of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

         In order to enable a Holder in the Portfolio (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder which is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder's distributive share of the Portfolio's net taxable (if any) and tax-exempt investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

         To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise),
(1) income or gain will be recognized if the distribution is in liquidation of the Holder's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis.


         The Portfolio may acquire zero coupon or other securities issued with original issue discount. As the holder of those securities, the Portfolio must account for the original issue discount (even on municipal securities) that accrues on the securities during the taxable year, even if it receives no corresponding payment on the securities during the year. Because each Holder that is a RIC annually must distribute substantially all of its investment company taxable income and net tax-exempt income, including any original issue discount, to qualify for treatment as a RIC, any such Holder may be required in a particular year to distribute as an "exempt-interest dividend" an amount that is greater than its proportionate share of the total amount of cash the Portfolio actually receives. Those distributions will be made from the Holder's cash assets, if any, or from its proportionate share of the Portfolio's cash assets or the proceeds of sales of the Portfolio's securities, if necessary. The Portfolio may realize capital gains or losses from those sales, which would increase or decrease the investment company taxable income and/or net capital gain (the excess of net long-term capital gain over net short-term capital loss) of a Holder that is a RIC. In addition, any such gains may be realized on the disposition of securities held for less than three months. Because of the Short-Short Limitation (defined below), any such gains would reduce the Portfolio's ability to sell other securities, or options or futures contracts, held for less than three months that it might wish to sell in the ordinary course of its portfolio management.

         Investments in lower rated or unrated securities may present special tax issues for the Portfolio and hence to an investor in the Portfolio to the extent actual or anticipated defaults may be more likely with respect to such securities. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount, or market discount; when and to what extent deductions may be taken for bad debts or worthless securities; how payments received on obligations in default should be allocated between principal and income; and whether exchanges of debt obligations in a workout context are taxable.

         In order for a Holder that is a RIC to be entitled to pay the tax-exempt interest income the Portfolio allocates to it as exempt-interest dividends to its shareholders, the Holder must satisfy certain requirements, including the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is excludable from gross income under Section 103(a) of the Code. The Portfolio intends to concentrate its investments in such tax-exempt obligations to an extent that will enable a RIC that invests its investable assets in the Portfolio to satisfy this 50% requirement.

         Interest on certain municipal obligations is treated as a tax preference item for purposes of the federal alternative minimum tax. Holders that are required to file federal income tax returns are required to report tax-exempt interest allocated to them by the Portfolio on such returns.

         From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal obligations, and it can be expected that similar proposals may be introduced in the future. Under federal tax legislation enacted in 1986, the federal income tax exemption for interest on certain municipal obligations was eliminated or restricted. As a result of such legislation, the availability of municipal obligations for investment by the Portfolio and the value of the Portfolio may be affected.


         In the course of managing its investments, the Portfolio may realize some short-term and long-term capital gains (and/or losses) as a result of market transactions, including sales of portfolio securities and rights to when-issued securities and options and futures transactions. The Portfolio may also realize taxable income from certain short-term taxable obligations, securities loans, a portion of discount with respect to certain stripped municipal obligations or their stripped coupons and certain realized accrued market discount. Any allocations of such capital gains or other taxable income to Holders would be taxable to Holders that are subject to tax. However, it is expected that such amounts, if any, would normally be insubstantial in relation to the tax-exempt interest earned by the Portfolio.

         The Portfolio's transactions in options and futures contracts will be subject to special tax rules, the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. For example, the tax treatment of many types of options and futures contracts entered into by the Portfolio will be governed by Section 1256 of the Code. Absent a tax election for "mixed straddles" (see below), each such position held by the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if it were closed out on such day), and any resulting gain or loss, will generally be treated as 60% long-term and 40% short-term capital gain or loss, with subsequent adjustments made to any gain or loss realized upon an actual disposition of such positions. When the Portfolio holds an option or contract governed by Section 1256 which substantially diminishes the Holder's risk of loss with respect to another position of the Portfolio not governed by
Section 1256 (as might occur in some hedging transactions), this combination of positions could be a "mixed straddle" which is generally subject to special tax rules requiring deferral of losses and other adjustments in addition to being subject in part to Section 1256. The Portfolio may make certain tax elections for its "mixed straddles" which could alter certain effects of these rules. In order to qualify as a RIC for federal income tax purposes, a Holder must derive less than 30% of its annual gross income from the sale or other disposition of securities and certain other investments held for less than three months, and the Portfolio will limit its activities in options and futures contracts to the extent necessary to enable the Holder to comply with this requirement.

         Income from transactions in options and futures contracts derived by the Portfolio with respect to its business of investing in securities will qualify as permissible income for its Holders that are RICs under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of options and futures contracts held for less than three months will be subject to the requirement applicable to those Holders that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation").


         If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether the Holders that are RICs satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain options and futures contracts beyond the time when it otherwise would be advantageous to do so, in order for Holders that are RICs to continue to qualify as such.

         Interest on indebtedness incurred or continued by an investor to purchase or carry an investment in the Portfolio is not deductible to the extent it is deemed attributable to the investor's investment, through the Portfolio, in tax-exempt obligations. Further, persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development or private activity bonds should consult their tax advisers before investing in the Portfolio. "Substantial user" is defined in applicable Treasury regulations to include a "non-exempt person" who regularly uses in trade or business a part of a facility financed from the proceeds of industrial development bonds and would likely be interpreted to include private activity bonds issued to finance similar facilities.

         The Portfolio's investments, if any, in securities issued with original issue discount (possibly including certain asset-related securities) or securities acquired at a market discount (if an election is made to include accrued market discount in current income) will cause it to realize income prior to the receipt of cash payments with respect to these securities. In order to enable a Holder to distribute its proportionate share of this income, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold in order to generate cash that the Holder may withdraw from the Portfolio for subsequent distribution to such Holder's shareholders.

         An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The exemption of interest income for federal income tax purposes does not necessarily result in exemption under the income or tax laws of any state or local taxing authority. The laws of the various states and local taxing authorities vary with respect to the taxation of such interest income, as well as to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.


         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

ITEM 21.  UNDERWRITERS

         The placement agent for the Portfolio is EVD. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS

         The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte and Touche LLP, independent certified public accountants, as experts in accounting and auditing.

         Portfolio of  Investments  as of March 31, 1997
         Statement of Assets and Liabilities as of March 31, 1997
         Statement of Operations for the fiscal year ended March 31, 1997 Statement of Changes in Net Assets for the fiscal years ended March 31, 1997 and 1996
         Supplementary Data for the fiscal years ended March 31, 1997, 1996 and 1995, and for the period from the start of business, May 3, 1993, to March 31, 1994
         Notes to Financial  Statements
         Independent Auditors' Report

         For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the Commission (Accession Number 0000950146-97-000904).

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS

     The  financial   statements   called  for  by this Item are incorporated by
     reference into Part B and listed in Item 23 hereof.

(B)  EXHIBITS

     1. (a) Declaration of Trust dated May 1, 1992 filed as Exhibit No. 1(a) to Amendment No. 2 (filed electronically with the Commission on July 26, 1995) (Accession No. 0000898432-95-000281) and incorporated herein by reference.

          (b)  Amendment  to   Declaration   of  Trust  dated  February 22, 1993
          filed as Exhibit No. 1(b) to Amendment No. 2 and incorporated herein by reference.

          (c) Amendment to Declaration of Trust dated December 8, 1995 filed as Exhibit No. 1(c) to Amendment No. 3 (filed electronically with the Commission on July 25, 1996) (Accession No. 0001003291-96-000054) and incorporated herein by reference.

     2. By-Laws of the Registrant adopted May 1, 1992 filed as Exhibit No. 2 to Amendment No. 2 and incorporated herein by reference.

     5. Investment Advisory Agreement between the Registrant and Boston Management and Research dated October 13, 1992 filed as Exhibit No. 5 to Amendment No. 2 and incorporated herein by reference.


     6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated November 1, 1996 filed herewith.


     7. The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

     8. (a) Custodian Agreement with Investors Bank & Trust Company dated May 3, 1993 filed as Exhibit No. 8 to Amendment No. 2 and incorporated herein by reference.

          (b) Amendment to Custodian Agreement dated October 23, 1995 filed as Exhibit No. 8(b) to Amendment No. 3 and incorporated herein by reference.

     13. Investment representation letter of Eaton Vance Investment Trust, on behalf of Eaton Vance California Limited Maturity Tax Free Fund, dated April 12, 1993 filed as Exhibit No. 13 to Amendment No. 2 and incorporated herein by reference.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES


                 (1)                                (2)
                                                 NUMBER OF
           TITLE OF CLASS                     RECORD HOLDERS
           --------------                     --------------
                                            as of July 1, 1997
              Interests                              2

ITEM 27.  INDEMNIFICATION

         Article V of the Registrant's Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy.

         The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers on the other.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS

         To the knowledge of the Portfolio, none of the trustees or officers of the Portfolio's investment adviser, except as set forth on its Form ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment adviser.

ITEM 29.  PRINCIPAL UNDERWRITERS

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

         All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, 16th Floor, Mail Code ADM27, Boston, MA 02116, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant's investment adviser at 24 Federal Street, Boston, MA 02110. The
Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.


ITEM 31.  MANAGEMENT SERVICES

         Not applicable.

ITEM 32.  UNDERTAKINGS

         Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 5 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts, on this 21st day of July, 1997.


                              CALIFORNIA LIMITED MATURITY
                                MUNICIPALS PORTFOLIO

                              By /s/ Thomas J. Fetter
                                 --------------------
                                     Thomas J. Fetter
                                     President

                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

   6.             Placement Agent Agreement with Eaton Vance Distributors, Inc.
                  dated November 1, 1996.